                                 EXHIBIT INDEX

4.6      Form of Unisex SEP Endorsement (form 37222)

9.       Opinion of Counsel and Consent

10. Consent of Independent Registered Public Accounting Firm for RiverSource(SM) Preferred Variable Annuity

13.1     Power of Attorney for RiverSource Life Insurance Company dated
         Jan. 2, 2007.